_______________________________________________________________________________

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549

                                    FORM 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)                October 7, 1994

Commission File Number Number 0-16839

                           PEOPLES FIRST CORPORATION
            (Exact name of registrant as specified in its charter)

          Kentucky                                               61-1023747
(State or other jurisdiction of                               (I R S Employer
 incorporation or organization)                             Identification No.)

100 South Fourth Street
Paducah, Kentucky                                                    42002-2200
(Address of principal exective offices)                              (Zip Code)

Registrant's telephone number, including area code:              (502) 441-1200


























______________________________________________________________________________1

Item 2.


ACQUISITION OR DISPOSTION OF ASSETS

The Merger (the Merger) of Libsab Bancorp, Inc. (Bancorp), the parent company of Liberty Bank & Trust (Bank), Mayfield, Kentucky, into Peoples First Acquisition Corporation II (Subsidiary), a wholly-owned subsidiary of Peoples First Corporation (PFC), became effective upon the filing of Articles of Merger with the Kentucky Secretary of State on October 7, 1994. In the Merger, the surviving Subsidiary, acquired all the assets and assumed all the liabilities of the Bancorp. At the time of the Merger, the principal asset of Bancorp was the stock of the Bank. At June 30, 1994, Bancorp had, on a consolidated basis, total assets of approximately $141.9 million, loans of approximately $74.1 million, deposits of approximately $119.1 million and net assets (stockholders' equity) of approximately $12.9 million.

PFC exchanged 1,077,853 shares of its common stock for all the outstanding shares of Bancorp. PFC's common stock is traded on the National Association of Securities Dealers Automated Quotation System (NASDAQ) National Market System
(NMS) under the symbol PFKY. The last trading price reported by NASDAQ on October 7, 1994, for PFKY was $21.75 per share. This business combination will be accounted for as a pooling-of-interest. PFC will report the results of operations for 1994 as though Bancorp had been combined as of the beginning of 1994 and financial statements for prior years will be restated on a combined basis to furnish comparative information.

Peoples First generally intends to continue to use the assets acquired in the Merger for the purpose of the general business conducted by a commercial bank, their use immediately before the Merger.
























Item 7.


FINANCIAL STATEMENTS AND EXHIBITS

Listed below are the financial statments, pro forma information and exhibits filed as a part of this report:

(a)  Financial statements of business acquired

     Audited balance sheets of Libsab Bancorp, Inc. and Subsidiary as of December 31, 1993 and 1992, and the related statements of income, share-holders' equity, and cash flows for each of the years in the three-year period ended December 31, 1993.

     Unaudited balance sheets of Libsab Bancorp, Inc. and Subsidiary as of June 30, 1994 and 1993, and the related statements of income and cash flows for the six months then ended.

(b)  Pro forma financial information

     Pro forma condensed combined balance sheet of Peoples First
     Corporation and Subsidiaries and Libsab Bancorp, Inc. and
     Subsidiary as of June 30, 1994.

     Pro forma condensed combined statement of income of Peoples
     First Corporation and Subsidiaries and Libab Bancorp, Inc.
     and Subsidiary for the six months ended June 30, 1994.

     Pro forma condensed combined statement of income of Peoples
     First Corporation and Subsidiaries and Libab Bancorp, Inc.
     and Subsidiary for the year ended December 31, 1993.

     Pro forma condensed combined statement of income of Peoples
     First Corporation and Subsidiaries and Libab Bancorp, Inc.
     and Subsidiary for the year ended December 31, 1992.

     Pro forma condensed combined statement of income of Peoples
     First Corporation and Subsidiaries and Libab Bancorp, Inc.
     and Subsidiary for the year ended December 31, 1991.

(c)  Exhibits

      (2.1) Affiliation Agreement between Peoples First Corporation and Libsab Bancorp, Inc. is incorporated herein by reference to Appendix A of Form S-4, registration No. 33-54535 as filed with the Securities and Exchange Commission on July 12, 1994.

     (23.1)  Consent of Corman, Bryan & Watts, independent public accountants.

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors
Libsab Bancorp, Inc.
Mayfield, Kentucky


We have audited the accompanying consolidated balance sheets of Libsab Bancorp, Inc. and subsidiary as of December 31, 1993 and 1992, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1993. These consolidated financial statements are the responsibility of the corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Libsab Bancorp, Inc. and subsidiary as of December 31, 1993 and 1992, and the consolidated results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1993, in conformity with generally accepted accounting principles.

As discussed in Note 1 to the consolidated financial statements, in 1993 the corporation adopted the provisions of the Financial Accounting Standards Board's Statements of Financial Accounting Standards No. 109, "Accounting for Income Taxes" and No. 115, "Accounting for Certain Investments in Debt and Equity Securities".


                                                     /s/ CORNMAN, BRYAN & WATTS


Mayfield, Kentucky
February 10, 1994, except for Notes 15 and 16 as to which the date is June 8, 1994.

                              LIBSAB BANCORP, INC.

                           CONSOLIDATED BALANCE SHEETS
                           December 31, 1993 and 1992


ASSETS                                                             1993           1992
                                                               ------------   ------------
Cash and due from banks (Note 2)                               $  7,936,084   $  6,595,582
Federal funds sold                                                1,000,000      1,775,000
Securities available-for-sale (Note 3)                           52,152,160     54,675,724
Investment securities (Note 3)                                    8,922,300      6,760,401
Loans, net (Note 4)                                              66,915,255     60,111,298
Bank premises and equipment, net (Note 5)                         2,698,680      2,450,423
Federal Home Loan Bank stock, at cost (Note 10)                     763,900       704,400
Accrued interest receivable                                       1,053,322      1,065,302
Prepaid expenses and other assets                                   101,615         96,456
Income tax refund receivable                                         66,302              -
                                                               ------------   ------------
                                                               $141,609,618   $134,234,586
                                                               ------------   ------------
                                                               ------------   ------------

  LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
  Deposits:
    Demand                                                     $ 13,221,674   $ 10,336,516
    NOW and money market accounts                                29,052,667     29,300,055
    Savings                                                      13,924,915     11,480,179
    Time, $100,000 and over                                       4,090,242      4,498,255
    Other time                                                   59,073,292     61,236,550
                                                               ------------   ------------
                                                                119,362,790    116,851,555
  Securities sold under repurchase agreements (Note 8)              197,299         71,767
  Note payable (Note 9)                                                   -         40,000
  Advances from Federal Home Loan Bank (Note 10)                  6,807,501      3,776,881
  Accrued interest and other liabilities                            859,249      1,005,784
  Deferred income taxes (Note 6)                                    485,374        293,614
                                                               ------------   ------------
        Total liabilities                                       127,712,213    122,039,601
                                                               ------------   ------------
                                                               ------------   ------------

COMMITMENTS AND CONTINGENCIES (Note 13)

STOCKHOLDERS' EQUITY
  Common stock, no par value, $10 stated value; authorized
    200,000 shares; issued 100,000 shares                         1,000,000      1,000,000
  Surplus                                                         3,000,000      3,000,000
  Retained earnings (Note 11)                                    10,527,417      9,468,265
  Minimum pension liability adjustment, net of deferred
    income taxes (Note 7)                                                 -        (20,155)
  Unrealized appreciation of securities available-for-sale,
    net of deferred income taxes (Note 3)                           623,563              -
                                                               ------------   ------------
                                                                 15,150,980     13,448,110
  Less cost of shares reacquired for the treasury 14,663 in
    1993; 14,660 in 1992                                          1,253,575      1,253,125
                                                               ------------   ------------
        Total stockholders' equity                               13,897,405     12,194,985
                                                               ------------   ------------

                                                               $141,609,618   $134,234,586
                                                               ------------   ------------
                                                               ------------   ------------


See Notes to Consolidated Financial Statements.


                                                        LIBSAB BANCORP, INC.

                                                  CONSOLIDATED STATEMENTS OF INCOME
                                            Years Ended December 31, 1993, 1992 and 1991

                                                                   1993           1992           1991
                                                               ------------   ------------   ------------
Interest income:
  Interest and fees on loans                                   $  5,629,233   $  5,285,981   $  5,121,602
  Interest on federal funds sold                                     40,685         53,292        173,715
  Taxable interest on securities                                  3,547,481      4,493,677      5,085,615
  Nontaxable interest on securities                                 461,568        399,935        371,132
  Interest on deposits in banks and other                                 -          3,402         49,796
                                                               ------------   ------------   ------------
                                                                  9,678,967     10,236,287     10,801,860
                                                               ------------   ------------   ------------

Interest expense:
  Interest on deposits                                            3,844,742      4,804,624      6,066,242
  Interest on time deposits, $100,000 and over                      217,650        293,836        358,899
  Interest on securities sold under repurchase
    agreements                                                        5,284         27,383         15,317
  Interest on FHLB advances                                         372,865         57,666              -
  Interest on note payable                                            1,137          4,227          5,215
                                                               ------------   ------------   ------------
                                                                  4,441,678      5,187,736      6,445,673
                                                               ------------   ------------   ------------

        Net interest income                                       5,237,289      5,048,551      4,356,187

Provision for loan losses (Note 4)                                  311,500        220,000              -
                                                               ------------   ------------   ------------
        Net interest income after provision for
          loan losses                                             4,925,789      4,828,551      4,356,187
                                                               ------------   ------------   ------------
Other income:
  Service fees and other (Notes 13 and 14)                          484,111        378,567        313,818
  Securities gains (Note 3)                                         190,065        399,471        358,396
                                                               ------------   ------------   ------------
                                                                    674,176        778,038        672,214
                                                               ------------   ------------   ------------
Other expenses:
   Salaries and wages                                             1,491,939      1,389,168      1,217,279
  Pension and other employee benefits (Note 7)                      399,915        334,087        277,049
  Occupancy expenses (Note 13)                                      279,296        263,990        263,248
  Other operating expenses (Note 14)                              1,373,787      1,329,028      1,781,002
                                                               ------------   ------------   ------------
                                                                  3,544,937      3,316,273      3,538,578
                                                               ------------   ------------   ------------
        Income before income taxes and cumulative
          effect adjustment                                       2,055,028      2,290,316      1,489,823

Income tax expense (Note 6)                                         534,793        646,717        376,860
                                                               ------------   ------------   ------------
        Net income before cumulative effect
          adjustment                                              1,520,235      1,643,599      1,112,963
Cumulative effect on prior years of accounting
    change (Note 6)                                                  50,947              -              -
                                                               ------------   ------------   ------------

        Net income                                             $  1,571,182   $  1,643,599   $  1,112,963
                                                               ------------   ------------   ------------
                                                               ------------   ------------   ------------
Earnings per share of common stock:
  Before cumulative effect adjustment                          $      17.81   $      19.26   $      13.32
  Cumulative effect adjustment of accounting change                     .60              -              -
                                                               ------------   ------------   ------------
  Net income                                                   $      18.41   $      19.26   $      13.32
                                                               ------------   ------------   ------------
                                                               ------------   ------------   ------------


See Notes to Consolidated Financial Statements.

                 LIBSAB BANCORP, INC.

  CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
   Years Ended December 31, 1993, 1992 and 1991


                                                                               Minimum
                                                                               Pension     Unrealized
                                     Common                     Retained      Liability    Securities     Treasury
                                      Stock        Surplus      Earnings     Adjustment   Appreciation      Stock
                                  ------------  ------------  ------------  ------------  ------------  ------------  -
                                                                                                                      <
Balance at December 31, 1990, as
previously reported                $1,000,000    $3,000,000   $ 7,658,215       $     -       $     -   $(1,069,930)  $

Prior period adjustment (Note 15)           -             -       (49,118)            -             -             -
                                  -----------   -----------   -----------   -----------   -----------   -----------   -

Balance at December 31, 1990
as restated                         1,000,000     3,000,000     7,609,097             -             -    (1,069,930)


Net income, as restated (Note 15)           -             -     1,112,963             -             -             -

Purchase of treasury stock, 1593
shares at $115 per share                    -             -             -             -             -      (183,195)

Cash dividends paid, $5.00 per
share                                       -             -      (428,024)            -             -             -
                                  -----------   -----------   -----------   -----------   -----------   -----------   -

Balance at December 31, 1991        1,000,000     3,000,000     8,294,036             -             -    (1,253,125)


Net income, as restated (Note 15)           -             -     1,643,599             -             -             -

Cash dividends paid, $5.50 per share        -             -      (469,370)            -             -             -

Adjustment for excess minimum
pension liability                           -             -             -       (20,155)            -             -
                                  -----------   -----------   -----------   -----------   -----------   -----------   -

Balance at December 31, 1992        1,000,000     3,000,000     9,468,265       (20,155)            -    (1,253,125)


Net income, as restated (Note 15)           -             -     1,571,182             -             -             -

Purchase of treasury stock, 3
shares at $150 per share                    -             -             -             -             -          (450)

Cash dividends paid, $6.00 per share        -             -      (512,030)            -             -             -

Adjustment for excess minimum
pension liability                           -             -             -        20,155             -             -

Adjustment of securities
available-for-sale to fair value            -             -             -             -       623,563             -
                                  -----------   -----------   -----------   -----------   -----------   -----------   -

Balance at December 31, 1993       $1,000,000    $3,000,000   $10,527,417       $     -  $    623,563   $(1,253,575)  $
                                  -----------   -----------   -----------   -----------   -----------   -----------   -


See Notes to Consolidated Financial Statements.

                                              LIBSAB BANCORP, INC.

                                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  Years Ended December 31, 1993, 1992 and 1991


                                                               1993           1992           1991
                                                           -----------    -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                               $ 1,571,182    $ 1,643,599    $ 1,112,963
  Adjustments to reconcile net income to net
    cash provided by operating activities:
    Depreciation and amortization                              195,911        172,074        173,214
      Provision for loan losses                                311,500        220,000              -
    Net securities premium amortization, (discount
      accretion)                                               443,002        144,829       (125,902)
    Deferred income tax (credits)                             (139,852)       (70,433)       (19,148)
    Securities (gains)                                        (190,065)      (399,471)      (385,421)
    Loss on sale of other real estate                                -              -         12,155
     Interest accrued on securities sold under
      repurchase agreements                                      5,284         27,383         15,317
    Stock dividends from FHLB                                  (32,900)       (13,100)             -
    Other non-cash charges (credits), net                          173           (123)         5,612
    (Increase) decrease in accrued interest receivable          11,980        160,329        (20,152)
    (Increase) decrease in prepaid expenses                    (11,104)       (18,387)        (5,658)
    (Increase) decrease in income tax refund receivable        (66,302)             -              -
    Increase (decrease) in accrued interest and
      other liabilities                                       (110,052)      (218,609)      (370,631)
                                                           -----------    -----------    -----------

    Net cash provided by operating activities                1,988,757      1,648,091        392,349
                                                           -----------    -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Proceeds from sale of securities available-for-sale       19,360,634     21,552,586     23,789,965
  Proceeds from maturities of securities available-
    for-sale                                                   450,000      1,000,000      5,370,000
  Proceeds from sale of investment securities                        -              -        415,090
  Proceeds from maturities of investment securities            845,194      1,552,570        360,000
  Principal collected on mortgage-backed securities
    available-for-sale                                      12,917,642     13,010,624      7,475,030
  Purchase of securities available-for-sale                (29,504,324)   (32,723,676)   (35,808,400)
  Purchase of investment securities                         (3,015,626)    (2,476,168)    (3,480,291)
  Proceeds from sale of other real estate                            -              -         76,023
  Net decrease in deposits in other banks                            -        649,899        343,601
  Purchase of Federal Home Loan Bank stock                     (26,600)      (691,300)             -
  Loans made to customers, net of principal payments
    received                                                (7,115,457)    (8,148,538)    (6,565,761)
  Purchases of bank premises and equipment                    (444,341)      (219,754)      (103,671)
                                                           -----------    -----------    -----------

    Net cash (used in) investing activities                 (6,532,878)    (6,493,757)    (8,128,414)
                                                           -----------    -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Net increase in deposits                                   2,511,235      6,605,816      4,739,598
  Dividends paid                                              (512,030)      (469,370)      (428,024)
  Purchase of treasury stock                                      (450)             -       (183,195)


                                                                    (Continued)

                                           LIBSAB BANCORP, INC.

                                   CONSOLIDATED STATEMENTS OF CASH FLOWS
                               Years Ended December 31, 1993, 1992 and 1991


                                                               1993           1992           1991
                                                           -----------    -----------    -----------
  Net increase (decrease) in securities sold under
    repurchase agreements                                      120,248     (1,460,933)     1,490,000
  Net borrowings (payments) on line of credit                  (40,000)       (41,000)        81,000
  Advances from Federal Home Loan Bank                       3,492,686      3,803,579              -
  Repayment of advances from Federal Home Loan Bank           (462,066)       (26,698)             -
                                                           -----------    -----------    -----------

    Net cash provided by financing activities                5,109,623      8,411,394      5,699,379
                                                           -----------    -----------    -----------

    Net increase (decrease) in cash and cash
      equivalents                                              565,502      3,565,728     (2,036,686)

Cash and due from banks and federal funds sold:
  Beginning                                                  8,370,582      4,804,854      6,841,540
                                                           -----------    -----------    -----------

  Ending                                                   $ 8,936,084    $ 8,370,582   $  4,804,854
                                                           -----------    -----------    -----------
                                                           -----------    -----------    -----------

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash payments for:
  Interest paid to depositors                              $ 4,152,054    $ 5,383,316   $  6,547,833
  Interest paid on securities sold under repurchase
    agreements                                                   5,284         27,383              -
  Interest paid on note payable                                374,002         61,893          5,215
                                                           -----------    -----------    -----------
                                                           $ 4,531,340    $ 5,472,592   $  6,553,048
                                                           -----------    -----------    -----------
                                                           -----------    -----------    -----------

  Income taxes                                             $   703,150    $   587,008   $    795,452
                                                           -----------    -----------    -----------
                                                           -----------    -----------    -----------

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING
  AND FINANCING ACTIVITIES
Other real estate acquired in settlement of loans          $         -    $         -   $     88,178
                                                           -----------    -----------    -----------
                                                           -----------    -----------    -----------


See Notes to Consolidated Financial Statements.

                              LIBSAB BANCORP, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 1.   Significant Accounting Policies

          Principles of consolidation:

               The consolidated financial statements include the accounts of Libsab Bancorp, Inc. (the Corporation) and its wholly owned subsidiary, Liberty Bank and Trust (the Bank). All significant intercompany accounts and transactions have been eliminated.

          Presentation of cash flows:

               For purposes of reporting cash flows, cash and cash equivalents includes cash on hand, amounts due from banks (including cash items in process of clearing) and federal funds sold. Cash flows from loans originated by the Bank, deposits, and securities sold under repurchase agreements are reported net.

          Trust assets:

               Assets of the trust department, other than trust cash on deposit at the Bank, are not included in these financial statements because they are not assets of the Bank.

          Securities Available-for-Sale and Investment Securities:

               The Bank adopted Financial Accounting Standard No. 115, "Accounting for Certain Investments in Debt and Equity Securities" (SFAS 115), as of the end of 1993. This statement establishes standards of financial accounting and reporting for all investments in debt securities. The statement requires that securities be classified into one of three categories; trading, available-for-sale or investment.

               Trading securities are bought and held principally with the intention of selling them in the near term in an anticipation of market gains. The Bank has no trading securities as of December 31, 1993 and 1992.

               Securities classified as available-for-sale are those securities that the Bank intends to hold for an indefinite period of time but not necessarily to maturity. Any decision to sell a security classified as available-for-sale would be based on various factors, including significant movements in interest rates, changes in the maturity mix of the Bank's assets and liabilities, liquidity needs, regulatory capital considerations, and other similar factors. Securities available-for-sale are stated at fair value for the year ended December 31, 1993 and at the lower of amortized cost or market for the year ended December 31, 1992. Subsequent to the adoption of SFAS 115, unrealized gains or losses are reported as increases or decreases in stockholders' equity, net of the related deferred tax effect. Realized gains or losses, determined on the basis of the adjusted cost of specific securities sold, are included in earnings. Mortgage-backed securities represent a significant portion of the securities available-for-sale portfolio. Amortization of premiums and accretion of discounts on mortgage-backed securities are analyzed in relation to the corresponding prepayment rates, both historical and estimated, using a method which approximates the level-yield method.


                                                                     (Continued)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


               Securities classified as investment are those securities the Bank has both the intent and ability to hold to maturity regardless of changes in market conditions, liquidity needs or changes in general economic conditions. These securities are carried at cost adjusted for amortization of premiums and accretion of discounts, computed by the level-yield method over their contractual lives. Gain or loss is recorded when realized on a specific identification basis or when, in the opinion of management, an unrealized loss is other than temporary in nature.

          Loans and allowance for loan losses:

               Loans are stated at the amount of unpaid principal, reduced by unearned discount and fees and an allowance for possible loan losses.

               The allowance for loan losses is maintained at a level considered adequate to provide for losses that can be reasonably anticipated. The allowance is increased by provisions charged to operating expense and reduced by net charge-offs. The Bank makes continuous credit reviews of the loan portfolio and considers current economic conditions, historical loss experience, review of specific problem loans and other factors in determining the adequacy of the allowance balance.

               Unearned interest on discounted loans is amortized to income over the life of the loans, using a method that approximates the interest method. For all other loans, interest is accrued daily on the outstanding balances. Accrual of interest is discontinued on a loan when management believes, after considering collection efforts and other factors, that the borrower's financial condition is such that collection of interest is doubtful.

               Loan origination and commitment fees and certain direct loan origination costs are being deferred and the net amount amortized as an adjustment of the related loan's yield. The Bank is generally amortizing these amounts over the contractual life of the loans.

               During May 1993, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan" (SFAS 114), which is effective for fiscal years beginning after December 15, 1994. SFAS 114 requires that impaired loans be measured at the present value of expected future cash flows discounted at the loan's effective interest rate, or at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. The Bank is currently evaluating when and how it will adopt SFAS 114, as well as the possible financial impact to the Bank.

          Bank premises and equipment:

               Bank premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed principally by the straight-line method over the following estimated useful lives:


                                                                      Years
                                                                      -----
                 Buildings and improvements                           10-40
                 Furniture and equipment                               3-12
                 Safe deposit boxes, night depository and vaults      19-50


                                                                     (Continued)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


          Income taxes:

               The Corporation and its subsidiary file a consolidated federal income tax return. The provision for income taxes relates to all items of revenue and expenses recognized for financial accounting purposes during each of the years. The actual current tax liability may be more or less than the charge against earnings due to the effect of temporary differences between financial and tax accounting resulting in deferred income taxes, and due to the effect of certain items of revenue that are not taxable.

               Effective January 1, 1993 the Bank adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS
               109), which requires an asset and liability approach to financial accounting and reporting for income taxes. The difference between the financial statement and tax bases of assets and liabilities is determined annually. Deferred income tax assets and liabilities are computed for those differences that have future tax consequences using the currently enacted laws and rates that apply to periods in which they are expected to affect taxable income. Valuation allowances are established, if necessary, to reduce the deferred tax asset to the amount that will more likely than not be realized. Income tax expense is the current tax payable or refundable for the period plus or minus the net change in the deferred tax assets and liabilities.

               The deferred method of accounting for income taxes under APB Opinion 11, which applied in 1992, 1991 and prior years, requires the recognition of deferred income taxes for income and expense items that are reported in different years for financial reporting purposes and for income tax purposes using the tax rate applicable for the year of the calculation. Under this method, deferred taxes are not adjusted for subsequent changes in tax rates.

               The significant components of deferred tax assets and liabilities are principally related to provisions for loan losses, depreciation, capitalized interest, deferred compensation and accrued pension cost.

          Earnings per share:

               Earnings per share are calculated on the basis of the weighted average number of shares outstanding (85,339 in 1993, 85,340 in 1992 and 83,580 in 1991).

          Reclassification:

               Certain items in the 1992 and 1991 financial statements have been reclassified to conform with the classifications adopted for 1993.


Note 2.   Cash and Due From Banks

          Included in cash and due from banks are certain non-interest bearing deposits that are held at the Federal Reserve or maintained in vault cash in accordance with average balance requirements specified by the Federal Reserve Board. The average balance requirements as of December 31, 1993 and 1992 were $860,000 and $750,000 respectively.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 3.   Securities Available-for-Sale and Investment Securities

          Carrying amounts and approximate market values of securities available-for-sale as of December 31, 1993 and 1992 are summarized as follows:


                                                   December 31, 1993
                                ---------------------------------------------------------
                                                   Gross          Gross
                                  Amortized     Unrealized     Unrealized     Approximate
                                    Cost           Gains        (Losses)     Market Value
                                ------------   ------------   ------------   ------------
U.S. Treasury securities        $  1,214,911   $     13,051   $     (1,462)  $  1,226,500
Mortgage-backed securities        47,559,445      1,003,624       (129,724)    48,433,345
Other debt securities              2,433,012         59,303              -      2,492,315
                                ------------   ------------   ------------   ------------


                                $ 51,207,368   $  1,075,978   $   (131,186)  $ 52,152,160
                                ------------   ------------   ------------   ------------
                                ------------   ------------   ------------   ------------



                                                   December 31, 1992
                                ---------------------------------------------------------
                                                   Gross          Gross
                                  Amortized     Unrealized     Unrealized     Approximate
                                    Cost           Gains        (Losses)     Market Value
                                ------------   ------------   ------------   ------------
U.S. Treasury securities        $  3,626,520   $     82,308   $     (2,363)  $  3,706,465
Mortgage-backed securities        48,690,263      1,235,987       (156,787)    49,769,463
Other debt securities              2,358,941         29,936         (6,047)     2,382,830
                                ------------   ------------   ------------   ------------

                                $ 54,675,724   $  1,348,231   $   (165,197)  $ 55,858,758
                                ------------   ------------   ------------   ------------
                                ------------   ------------   ------------   ------------


                 Carrying amounts and approximate market values of investment securities as of December 31, 1993 and 1992 are summarized as follows:


                                                   December 31, 1993
                                ---------------------------------------------------------
                                                   Gross          Gross
                                  Amortized     Unrealized     Unrealized     Approximate
                                    Cost           Gains        (Losses)     Market Value
                                ------------   ------------   ------------   ------------
Obligations of states and
  political subdivisions        $  8,922,300   $    541,801   $    (12,727)  $  9,451,374
                                ------------   ------------   ------------   ------------
                                ------------   ------------   ------------   ------------



                                                   December 31, 1992
                                ---------------------------------------------------------
                                                   Gross          Gross
                                  Amortized     Unrealized     Unrealized     Approximate
                                    Cost           Gains        (Losses)     Market Value
                                ------------   ------------   ------------   ------------
Obligations of states and
  political subdivisions        $  6,760,401   $    262,079   $     (1,287)  $  7,021,193
                                ------------   ------------   ------------   ------------


                                                                     (Continued)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


          The amortized cost and approximate market value of securities available-for-sale and investment securities as of December 31, 1993 by contractual maturity are shown below. Actual maturities may differ from contractual maturities because securities may be called or prepaid without penalties. Contractual maturities are not meaningful for mortgage-backed securities because they are particularly exposed to prepayments.


                                                December 31, 1993
                                           ---------------------------
                                              Amortized   Approximate
Securities Available-for-Sale                   Cost      Market Value
- - -----------------------------              ------------   ------------
Due in one year or less                    $    705,371   $    718,062
Due after one year through five years         1,921,361      1,947,728
Due after five years through ten years        1,021,191      1,053,025
Due after ten years                                   -              -
                                           ------------   ------------
                                              3,647,923      3,718,815
Mortgage-backed securities                   47,559,445     48,433,345
                                           ------------   ------------

                                           $ 51,207,368   $ 52,152,160
                                           ------------   ------------
                                           ------------   ------------


                                                December 31, 1993
                                           ---------------------------
                                             Amortized    Approximate
Investment Securities                          Cost       Market Value
- - ---------------------                      ------------   ------------
Due in one year or less                    $     80,092   $     80,905
Due after one year through five years         2,117,740      2,196,623
Due after five years through ten years        3,700,043      3,891,740
Due after ten years                           3,024,425      3,282,106
                                           ------------   ------------

                                           $  8,922,300   $  9,451,374
                                           ------------   ------------
                                           ------------   ------------


Gross realized gains and losses for the years ended December 31, 1993, 1992 and 1991 are as follows:


                                1993           1992           1991
                            ------------   ------------   ------------
Realized gains              $    211,479   $    447,946   $    364,567
Realized losses                  (21,414)       (48,475)        (6,171)

                            ------------   ------------   ------------
                            $    190,065   $    399,471   $    358,396
                            ------------   ------------   ------------
                            ------------   ------------   ------------


          Investment securities with a carrying amount of $5,255,390 and $5,091,702 at December 31, 1993 and 1992, respectively, were pledged as collateral on public deposits and for other purposes required or permitted by law.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 4.   Loans and Allowances for Loan Losses

          The composition of net loans is as follows:


                                                         December 31,
                                                ------------------------------
                                                    1993              1992
                                                ------------      ------------
Commercial and real estate                      $ 51,931,054      $ 46,112,730
Commercial and real estate, participations           160,192           388,988
Installment                                       16,852,626        15,126,389
Installment, participations                          800,000           800,000
Other                                                 88,777           254,323
                                                ------------      ------------
                                                  69,832,649        62,682,430
Unearned discounts and net deferred loan fees     (2,020,514)       (1,980,402)
Allowance for loan losses                           (896,880)         (590,730)
                                                ------------      ------------

                                                $ 66,915,255      $ 60,111,298
                                                ------------      ------------
                                                ------------      ------------


          Nonaccrual loans totaled $172,889 and $-0- at December 31, 1993 and 1992, respectively. These loans had the effect of reducing net income $19,205 for year 1993 and $19,025 for year 1992. Interest income on these loans, which is recorded only when received, amounted to $-0-and $47,829 for the years ended December 31, 1993 and 1992, respectively.

          Changes in the allowance for loan losses are as follows:


                                      Years Ended December 31,
                             -----------------------------------------
                                 1993           1992           1991
                             -----------    -----------   ------------
Balance, beginning           $   590,730    $   454,439   $    462,068
  Loans charged off              (23,477)       (91,293)       (25,812)
  Recoveries                      18,127          7,584         18,183
  Provisions charged
   to operating expenses         311,500        220,000              -
                             -----------    -----------   ------------

Balance, ending              $   896,880    $   590,730   $    454,439
                             -----------    -----------   ------------
                             -----------    -----------   ------------


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 5.   Bank Premises and Equipment

          Major classes of bank premises and equipment and the total accumulated depreciation are summarized as follows:


                                                    December 31,
                                           ---------------------------
                                                1993           1992
                                           ------------   ------------
Land                                       $    313,717   $    257,067
Buildings and improvements                    3,282,154      3,129,257
Furniture and equipment                       1,296,738      1,134,798
                                           ------------   ------------
                                              4,892,609      4,521,122
Accumulated depreciation                     (2,193,929)    (2,070,699)
                                           ------------   ------------

                                           $  2,698,680   $  2,450,423
                                           ------------   ------------
                                           ------------   ------------


          Capitalized interest of approximately $211,000 relating to the construction cost of the Plaza office building in 1981 is being amortized over the estimated useful life of the asset. Depreciation expense, including amortization of capitalized interest, aggregated $195,911 in 1993, $172,074 in 1992 and $173,214, in 1991.


Note 6.   Income Taxes

          The components of income tax expense are as follows:


                                                Years Ended December 31,
                                     -----------------------------------------
                                         1993           1992           1991
                                     -----------    -----------   ------------
Currently paid or payable - federal  $   623,698    $   717,150   $    396,008
Deferred (credits)                       (88,905)       (70,433)       (19,148)
                                     -----------    -----------   ------------

                                     $   534,793    $   646,717   $    376,860
                                     -----------    -----------   ------------
                                     -----------    -----------   ------------


          A reconciliation of the expected income tax expense computed at 34% in 1993, 1992 and 1991 to the income tax expense included in the statements of income is as follows:


                                               Years Ended December 31,
                                         1993           1992           1991
                                     -----------    -----------   ------------
Tax at statutory rate                $  698,710     $  778,707    $   506,540
Tax exempt interest                    (166,352)      (144,258)      (136,738)
Other                                     2,435         12,268          7,058
                                     -----------    -----------   ------------

                                     $  534,793     $  646,717    $   376,860
                                     -----------    -----------   ------------


                                                                     (Continued)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


          Deferred taxes result from temporary differences in the recognition of income and expense for tax and financial reporting purposes. The source of these differences and the tax effect of each were as follows:


                                               Years Ended December 31,
                                      -----------------------------------------
                                           1993          1992           1991
                                      -----------    -----------   ------------
Accrued pension cost                  $    (2,015)   $   (22,272)  $    (16,466)
Deferred compensation                       2,021          3,058          3,058
Accretion of discount on securities             -           (570)        (2,079)
Amortization of capitalized interest       (2,383)        (3,224)        (3,223)
Accelerated depreciation                   13,840          5,468             36
Provision for loan losses                (104,091)       (46,339)         2,594
Loan origination fees                       3,315         (7,106)        (3,620)
Other                                         408            552            552
                                      -----------    -----------   ------------

                                      $   (88,905)   $   (70,433)  $    (19,148)
                                      -----------    -----------   ------------
                                      -----------    -----------   ------------


          The effect of adopting SFAS No. 109 on 1993 income from continuing operations and net income was an increase of $5,300. The cumulative effect of the accounting change on years prior to January 1, 1993, of $50,947 is included in 1993 income.

          The tax effects of temporary differences that give rise to the deferred tax assets and deferred tax liabilities are as follows:


                                                    Decmber 31,
                                           ---------------------------
                                               1993           1992
                                           ------------   ------------
Deferred tax assets
  Accrued pension cost                     $     66,056   $     74,424
  Deferred compensation                           8,085         13,674
  Allowance for loan losses                     197,545         93,454
  Unearned loan origination fees, net            19,301         22,616
  Other                                           2,346          3,726
                                           ------------   ------------
                                                293,333        207,894
                                           ------------   ------------

Deferred tax liabilities
  Bank premises and equipment                   457,478        501,508
  Unrealized security appreciation              321,229              -
                                           ------------   ------------
                                                778,707        501,508
                                           ------------   ------------

  Net deferred tax (liability)             $   (485,374)  $   (293,614)
                                           ------------   ------------
                                           ------------   ------------


          Deferred tax assets have not been reduced by a valuation allowance since based on the weight of available evidence, management believes it is more likely than not that all of the deferred tax assets will be realized.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 7.   Employee Benefit Plans

          The Bank has a noncontributory defined benefit pension plan covering substantially all full-time employees. The plan provides pension benefits based on the employee's compensation and length of service not to exceed thirty years. The Bank's funding policy is to contribute annually at least the minimum amount required by government funding standards but not more than is tax deductible. The Bank contributed $85,292 for 1993, $-0- for 1992 and 1991. Plan assets consist primarily of unallocated insurance contracts.

          Net periodic pension expense for the plan consisted of the following components for the years ended December 31, 1993, 1992 and 1991:


                                              Years Ended December 31,
                                   ------------------------------------------
                                        1993           1992           1991
                                   ------------    -----------   ------------
Service cost (benefits earned)     $     70,555   $     62,151   $     50,538
Interest cost on projected benefit
  obligations                            40,602         29,248         29,903
Actual return on plan assets            (14,905)       (11,053)       (22,460)
Net amortization and deferral            (5,033)       (14,841)        (9,550)
                                   ------------   ------------   ------------

                                   $     91,219   $     65,505   $     48,431
                                   ------------   ------------   ------------
                                   ------------   ------------   ------------


          The following table sets forth the plan's funded status and amounts recognized in the accompanying consolidated balance sheets as of December 31, 1993 and 1992:


                                                1993           1992
                                           ------------   ------------
 Actuarial present value of benefit
   obligations:
   Vested benefit obligation               $    700,261   $    633,856
   Nonvested benefit obligation                   9,044         13,778
                                           ------------   ------------

   Accumulated benefit obligation               709,305        647,634
   Effect of anticipated future compensation
     levels and other events                    336,218        256,978
                                           ------------   ------------

   Projected benefit obligation               1,045,523        904,612

   Plan assets at fair value                    524,260        428,739
                                           ------------   ------------

   Unfunded excess of projected benefit
     obligation over plan assets           $    521,263   $    475,873
                                           ------------   ------------
                                           ------------   ------------

                                                                     (Continued)

                                      18


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The unfunded excess consists of the
  following:
  Unrecognized net loss                    $    344,170   $    306,340
  Unrecognized transition (asset)               (17,191)       (18,824)
  Adjustment required to recognize
    minimum liability                                 -        (30,538)
  Pension liability recognized on
    consolidated balance sheet                  194,284        218,895
                                           ------------   ------------

                                           $    521,263   $    475,873
                                           ------------   ------------
                                           ------------   ------------


          The provisions of Financial Accounting Standards Board Statement No. 87, "Employers' Accounting for Pensions" (SFAS 87), require recognition in the balance sheet of an additional minimum liability for pension plans with accumulated benefits in excess of plan assets and unfunded accrued pension cost. At December 31, 1992 an additional liability of $30,538 is reflected on the consolidated balance sheet. This amount represents a net loss not yet recognized as net periodic pension expense and is reported as a reduction to equity, net of any deferred tax benefit.

          Assumptions used in the accounting were as follows:


                                                  1993      1992      1991
                                                 -------   -------   -------
Discount rates                                    4.50%     4.25%     6.00%
Rate of increase in compensation levels           2.00%     4.50%     4.75%
Expected long-term rate of return on assets       7.00%     7.25%     7.50%


          Postretirement benefits other than the defined benefit pension plan are not provided for the Bank's employees. Eligible retired employees may for a period of time maintain certain health care benefits at the employee's expense. There was no cost for employee benefits for retired employees in 1993, 1992 and 1991.


Note 8.   Securities Sold Under Repurchase Agreements

          Information relating to securities sold under repurchase agreements is as follows:


                                                    1993           1992
                                                ------------   ------------
Average daily balance                           $    141,582   $    589,658
Maximum balance at any month-end (June 1993
  and January 1992)                             $    231,256   $  1,391,493
Weighted average interest rate at year-end              3.5%           4.0%


          At December 31, 1993, the securities sold under agreement to repurchase consisted of U.S. Treasury obligations with a book value totalling $205,185 and a market value totalling $207,750. The agreements do not state a specific repurchase date.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 9.   Note Payable

          Note payable at December 31, 1993 and 1992 consisted of the following:


                                                  1993           1992
                                              ------------   ------------
6.0%, line of credit, payable July 1, 1993,
  to Liberty National Bank and Trust of
  Louisville, unsecured                       $         -    $     40,000
                                              ------------   ------------


Note 10.  Advances from Federal Home Loan Bank

          Advances from Federal Home Loan Bank consists of various loans due in monthly installments, including interest at rates ranging from 5.55% to 7.35% per annum. The Bank has pledged, in addition to all of its stock in the Federal Home Loan Bank, 100% of its home mortgage portfolio as collateral for such borrowings.

          Aggregate maturities of the advances at December 31, 1993 are as follows:


                           1994                                   $   289,029
                           1995                                       290,539
                           1996                                       309,462
                           1997                                       329,649
                           1998                                       351,138
                           1999 - 2013                              5,237,684
                                                                  -----------
                                                                  $ 6,807,501
                                                                  -----------
                                                                  -----------


          The Bank, to maintain its membership in the Federal Home Loan Bank
          (FHLB), is required to hold FHLB capital stock. A minimum balance of stock is required, equivalent to the greater of .3% of the Bank's total assets or 1.0% of the outstanding balance of the Bank's residential mortgage loans. The stock is not publicly traded and is purchased and redeemed at par of $100 per share from the Federal Home Loan Bank.


Note 11.  Regulatory Matters

          Banking laws and regulations limit the amount of dividends that may be paid without prior approval of the Bank's regulatory agency. Under the limitation, the Bank could have paid dividends to the extent of the current year earnings plus $1,738,025 of retained net earnings from the preceding two years.

          Banking regulations also require the Bank to maintain certain minimum capital levels in relation to Bank assets. At December 31, 1993, regulations required a ratio of capital to risk-weighted assets of 8.0 percent. The Bank's capital, as defined by the regulations, was approximately 12.0 percent of risk-weighted assets. In addition, banks are expected to maintain a leverage ratio of at least 3.0 percent. At December 31, 1993, the Bank's leverage ratio was approximately 9.5 percent.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 12.  Transactions with Related Parties

          The Bank has had, and may be expected to have in the future, banking transactions in the ordinary course of business with directors, principal officers, their immediate families and affiliated companies in which they are principal stockholders (commonly referred to as related parties), all of which have been, in the opinion of management, on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others. Loans to related parties aggregated $1,531,708 and $516,149 at December 31, 1993 and 1992, respectively.


Note 13.  Commitments and Contingencies

          Financial instruments with off-balance-sheet risk:

               The Bank is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit.
               These instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheets.

               The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as they do for on-balance-sheet instruments. A summary of the Bank's commitments at December 31, 1993 and 1992 is as follows:


                                                1993           1992
                                           ------------   ------------
Commitments to extend credit               $  4,352,410   $  4,227,623
Standby letters of credit                       375,400        235,250
                                           ------------   ------------

                                           $  4,727,810   $  4,462,873
                                           ------------   ------------


                 Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on managements' credit evaluation of the party. Collateral held varies, but may include accounts receivable, crops, livestock, inventory, property and equipment, residential real estate and income producing commercial properties.

                 Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. Collateral held varies as specified above and is required in instances which the Bank deems necessary.

                                                                     (Continued)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     Concentrations of credit risk:

          All of the Bank's loans, commitments to extend credit, and standby letters of credit have been granted to customers in the Bank's market area. Investments in securities issued by state and political subdivisions (see Note 3) also involve governmental entities within the Bank's market area. The concentrations of credit by type of loan are set forth in Note 4. The distribution of commitments to extend credit approximates the distribution of loans outstanding. Standby letters of credit were granted primarily to commercial borrowers. The Bank, as a matter of policy, does not extend credit to any single borrower or group of related borrowers in excess of $1,200,000. Although the Bank has a diversified loan portfolio, a substantial portion of its debtors' ability to honor their contracts is dependent upon the local economic sector.

     Other commitments:

          The Bank leases certain equipment under noncancelable term leases expiring through October 1994. Operating expenses include equipment rentals of $18,362 in 1993, $16,494 in 1992 and $11,932 in 1991.

          The Bank also rents out office space under a one year renewable operating lease. Rental income aggregated $14,000 in 1993, 1992 and 1991.

     Contingencies:

          In the normal course of business, the Bank is involved in various legal proceedings, including but not necessarily limited to those associated with loan defaults and foreclosures. In the opinion of management, any liability resulting from such proceedings would not have a material effect on the Bank's financial statements.


Note 14.  Supplemental Income Statement Information

          Details of service fees and other income and other operating expenses are as follows:


                                               1993        1992        1991
                                            ----------- ----------- -----------
Service fees and other income
  Dividends from Federal Home Loan Bank     $    33,172 $    13,218 $         -
  Service charges on deposits                   274,719     230,508     194,649
  Trust department fees                          13,065      13,639      20,689
  Insurance commissions                          32,356      29,402      31,094
  Building and equipment rent                    25,058      14,000      14,000
  Loss on sale of other real estate                   -           -     (12,155)
  Other                                         105,741      77,800      65,541
                                            ----------- ----------- -----------

                                            $   484,111 $   378,567 $   313,818
                                            ----------- ----------- -----------
                                            ----------- ----------- -----------
Other operating expenses
  FDIC insurance expense                    $   257,898 $   250,311 $   220,832
  Data processing expense                       208,519     188,277     185,579
  Bank shares tax                               162,574     142,438     122,446
  Equipment rentals, depreciation and
    maintenance                                 132,922     120,285     114,953
  Settlement - threatened claim against bank          -           -     350,000
  Other expense                                 611,874     627,717     787,192
                                            ----------- ----------- -----------

                                            $ 1,373,787 $ 1,329,028 $ 1,781,002
                                            ----------- ----------- -----------
                                            ----------- ----------- -----------


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 15.  Revisions to Previously Issued Financial Statements

          Subsequent to original issuance of the Corporation's 1993 financial statements, management became aware of errors in the Bank's financial statements for 1993 and earlier periods.

          A summary of the revisions and the increase (decrease) to net income, net of income taxes, is as follows:


                                          1993           1992           1991
                                      -----------    -----------   ------------
Accounting for pension cost (A)       $    (3,912)   $   (43,233)  $    (31,965)
Provision for loan losses (B)             (96,690)             -              -
Adjustment of unamortized premium and
  unaccreted discount (C)                 (80,004)             -              -
Accounting for securities (D)                   -              -              -
                                      -----------    -----------   ------------
Total revisions, net of income taxes     (180,606)       (43,233)       (31,965)

Net income, as previously reported      1,751,788      1,686,832      1,144,928
                                      -----------    -----------   ------------

Net income, as revised                $ 1,571,182    $ 1,643,599   $  1,112,963
                                      -----------    -----------   ------------
                                      -----------    -----------   ------------

Earnings per share:

  Net income, as previously reported  $     20.53    $     19.77   $      13.70
  Effect of revisions                       (2.12)          (.51)          (.38)
                                      -----------    -----------   ------------
  Net income, as revised              $     18.41    $     19.26   $      13.32
                                      -----------    -----------   ------------
                                      -----------    -----------   ------------


          (A) Primarily based on quantitative considerations, the Bank had not adopted in previously issued financial statements the provisions of Statement of Financial Accounting Standards No. 87, "Employers' Accounting for Pensions" (SFAS 87). Qualitative considerations relating to the affiliation agreement discussed in Note 16 insist, for due diligence purposes, that the statement be adopted. The statement has been adopted as of its effective date, which was prior to January 1, 1991. Accordingly, retained earnings as of January 1, 1991 have been decreased $49,118 for the cumulative effect of the adjustment, previously unrecorded accrued pension cost of $74,421, net of $25,303 reduction in deferred income tax liability. Net income for 1993 has been reduced by $5,927 of previously understated pension cost, net of $2,015 reduction in deferred income taxes. Net income for 1992 has been reduced by $65,505 of previously understated pension cost, net of $22,272 reduction in deferred income taxes. Net income for 1991 has been reduced by $48,431 of previously understated pension cost, net of $16,466 reduction in deferred income taxes.

          (B) Facts existing at the time the 1993 financial statements were originally issued were misused or overlooked. Also, mistakes were made in the application of accounting principles. This involved Bank management's overall credit reviews, specific problem loans, and other factors considered in determining the loan loss provision charged to 1993 operating expense. The 1993 financial statements have been corrected to increase the provision by $146,500, net of reduction in deferred income tax expense of $49,810.



                                                                     (Continued)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


          (C) Errors were made in analysis of significant factors, such as prepayments and interest rates, that affect investment yield or recoverability of the carrying value of mortgage-backed securities. As a result unamortized premium, net of unaccreted discount, was overstated in the previously issued December 31, 1993 consolidated balance sheet. Net income for 1993 has been reduced by $121,311 of previously overstated taxable interest income on securities, net of $41,307 reduction in income taxes.

          (D) As discussed in Note 1, the Bank has adopted the provisions of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" (SFAS 115), as of December 31, 1993. Previously issued financial statements stated the Bank had chosen to delay implementation of the statement until January 1, 1994. To facilitate the impending merger as explained in Note 16, the Bank chose to adopt the accounting change in these revised 1993 financial statements. The early adoption had no effect on 1993 income, as revised. Unrealized appreciation of $944,792 on securities available-for-sale resulted in a $623,563 increase, net of $321,229 of deferred income taxes, to stockholders' equity at December 31, 1993.

          Where applicable, these matters have been considered in various other Notes to Consolidated Financial Statements (notes). In addition to the matters described above, other changes have been made in the notes to these revised financial statements to clarify accounting policies or other matters. These changes had no affect on net income, earnings per share, or total assets of the Corporation.


Note 16. Event (Unaudited) Subsequent to the Date of the Report of Independent Auditors

          The Corporation entered into an affiliation agreement with Peoples First Corporation (Peoples) on February 24, 1994, subsequently amended April 15, 1994. Peoples, headquartered in Paducah, Kentucky, with total assets of approximately $1 billion serves primarily western Kentucky and the contiguous interstate area. The affiliation agreement, as amended, calls for the Corporation to be merged into PFC Acquisition Corporation II, a Kentucky Corporation and subsidiary of Peoples. Effective upon the merger, shareholders of the corporation will receive 12.632 shares of Peoples common stock for each share of Libsab Bancorp, Inc. common stock, or a total of 1,078,000 shares.
          The merger is contingent upon approval of various regulatory agencies and the stockholders of the Corporation and, if approved, is expected to close in the third quarter of 1994.

INTRODUCTION - PRO FORMA CONDENSED FINANCIAL STATEMENTS (unaudited) Peoples First Corporation and Subsidiaries /
  Libsab Bancorp, Inc. and Subsidiary





The following unaudited pro forma combined condensed balance sheet as of June 30, 1994 gives effect to the acquisition of Libsab Bancorp, Inc. and Subsidiary (Libsab) by Peoples First Corporation and Subsidiaries (Peoples First) as if it had been consummated as of June 30, 1994. The following unaudited pro forma combined condensed statement of income for the six months ended June 30, 1994 and for the years ended December 31, 1993, 1992 and 1991 give effect to the acquisition as if it had been consummated as of the beginning of the period presented. The pro forma information is based upon the historical consolidated financial statements of Peoples First and Libsab giving effect to the acquisition under the assumptions and adjustments set forth in the accompanying notes to the pro forma combined condensed financial statements.

These pro forma combined condensed financial statements may not be indicative of the results that actually would have occurred if the Merger had been in effect on the dates indicated or which may be obtained in the future. The pro forma combined condensed financial statements should be read in conjunction with the notes to the supplemental consolidated financial statements contained in the July 28, 1994 current report on Form 8-K filed by Peoples First with the Securities and Exchange Commission on August 1, 1994.



























PRO FORMA COMBINED CONDENSED BALANCE SHEET (unaudited)
Peoples First Corporation and Subsidiaries /
  Libsab Bancorp, Inc. and Subsidiary
(in thousands)


                                              Peoples                Historical      Adjust-                 Pro forma
June 30, 1994                                   First       Libsab     Combined        ments                  Combined
______________________________________________________________________________________________________________________
ASSETS
Cash and due from banks                       $30,747       $6,085      $36,832                                $36,832
Federal funds sold                                  0          100          100                                    100
Securities held for sale                       78,136       48,147      126,283                                126,283
Investment securities                         219,703        9,365      229,068                                229,068
Loans                                         683,653       75,079      758,732                                758,732
Allowance for loan losses                     (10,732)        (952)     (11,684)                               (11,684)
                                            ---------    ---------    ---------                              ---------
Loans, net                                    672,921       74,127      747,048                                747,048
Excess of cost over net assets
  of purchased subsidiaries                    10,492            0       10,492                                 10,492
Premises and equipment                         13,706        2,985       16,691                                 16,691
Other assets                                   14,003        1,111       15,114                                 15,114
                                            ---------    ---------    ---------      -------                 ---------
                                           $1,039,708     $141,920   $1,181,628           $0                $1,181,628
                                            =========    =========    =========      =======                 =========
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
  Demand deposits                             $73,589      $11,827      $85,416                                $85,416
  Interest-bearing transaction accounts       213,332       28,286      241,618                                241,618
  Saving deposits                              95,998       14,354      110,352                                110,352
  Time deposits                               503,619       64,681      568,300                                568,300
                                            ---------    ---------    ---------                              ---------
                                              886,538      119,148    1,005,686                              1,005,686
Repurchase agreements                          20,904          251       21,155                                 21,155
Federal funds purchased                        13,100        1,500       14,600                                 14,600
Notes payable                                  17,998        7,027       25,025                                 25,025
Other liabilities                               6,925        1,090        8,015                                  8,015
                                            ---------    ---------    ---------                              ---------
     Total liabilities                        945,465      129,016    1,074,481                              1,074,481

Stockholders' Equity
  Common stock                                  5,557          853        6,410          (11)(1c)                6,399
  Surplus                                      31,326        3,000       34,326           11 (1d)               34,337
  Retained earnings                            58,969        9,778       68,747                                 68,747
  Unrealized loss on securities held
   for sale, net of deferred tax               (1,451)        (727)      (2,178)                                (2,178)
  Debt on ESOP shares                            (158)           0         (158)                                  (158)
                                            ---------    ---------    ---------      -------                 ---------
                                               94,243       12,904      107,147            0                   107,147
                                            ---------    ---------    ---------      -------                 ---------
                                           $1,039,708     $141,920   $1,181,628           $0                $1,181,628
                                            =========    =========    =========      =======                 =========

PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME (unaudited)
Peoples First Corporation and Subsidiaries /
  Libsab Bancorp, Inc. and Subsidiary
(in thousands except per share amounts)

                                              Peoples                Historical      Adjust-                 Pro forma
For the six months ended June 30, 1994          First       Libsab     Combined        ments                  Combined
______________________________________________________________________________________________________________________
Interest Income
Interest on Federal funds sold                    $56          $13          $69                                    $69
Taxable interest on securities                  7,286        1,529        8,815                                  8,815
Nontaxable interest on securities               1,930          262        2,192                                  2,192
Interest and fees on loans                     26,624        2,985       29,609                                 29,609
                                               ------       ------       ------                                 ------
                                               35,896        4,789       40,685                                 40,685
Interest Expense                               16,050        2,167       18,217                                 18,217
                                               ------       ------       ------                                 ------
Net Interest Income                            19,846        2,622       22,468                                 22,468
Provision for Loan Losses                         939           60          999                                    999
                                               ------       ------       ------                                 ------
Net Interest Income after
  Provision for loan losses                    18,907        2,562       21,469                                 21,469

Noninterest income                              3,024          293        3,317                                  3,317
Noninterest expense                            14,066        1,957       16,023                                 16,023
                                               ------       ------       ------                                 ------
Income Before Income Tax Expense                7,865          898        8,763                                  8,763
Income Tax Expense                              2,363          242        2,605                                  2,605
                                               ------       ------       ------                                 ------
Net Income Before Cumulative
  Effect of Accounting Change                  $5,502         $656       $6,158           $0                    $6,158
                                               ======       ======       ======       ======                    ======


Weighted average common shares and
  common stock equivalents outstanding          7,369                                                            8,447

Net income before cumulative
  effect of change in accounting
  principle per common share                    $0.75                                                            $0.73











PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME (unaudited)
Peoples First Corporation and Subsidiaries /
  Libsab Bancorp, Inc. and Subsidiary
(in thousands except per share amounts)

                                              Peoples                Historical      Adjust-                 Pro forma
For the year ended December 31, 1993            First       Libsab     Combined        ments                  Combined
______________________________________________________________________________________________________________________
Interest Income
Interest on Federal funds sold                   $295          $41         $336                                   $336
Taxable interest on securities                 16,426        3,547       19,973                                 19,973
Nontaxable interest on securities               3,951          462        4,413                                  4,413
Interest and fees on loans                     50,863        5,629       56,492                                 56,492
                                               ------       ------       ------                                 ------
                                               71,535        9,679       81,214                                 81,214
Interest Expense                               33,556        4,442       37,998                                 37,998
                                               ------       ------       ------                                 ------
Net Interest Income                            37,979        5,237       43,216                                 43,216
Provision for Loan Losses                       2,229          311        2,540                                  2,540
                                               ------       ------       ------                                 ------
Net Interest Income after
  Provision for loan losses                    35,750        4,926       40,676                                 40,676

Noninterest income                              5,641          674        6,315                                  6,315
Noninterest expense                            25,828        3,545       29,373                                 29,373
                                               ------       ------       ------                                 ------
Income Before Income Tax Expense               15,563        2,055       17,618                                 17,618
Income Tax Expense                              4,272          535        4,807                                  4,807
                                               ------       ------       ------                                 ------
Net Income Before Cumulative
  Effect of Accounting Change                 $11,291       $1,520      $12,811           $0                   $12,811
                                               ======       ======       ======       ======                    ======


Weighted average common shares and
  common stock equivalents outstanding          7,338                                                            8,416

Net Income before cumulative
  effect of change in accounting
  principle per common share                    $1.54                                                            $1.52












PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME (unaudited)
Peoples First Corporation and Subsidiaries /
  Libsab Bancorp, Inc. and Subsidiary
(in thousands except per share amounts)

                                              Peoples                Historical      Adjust-                 Pro forma
For the year ended December 31, 1992            First       Libsab     Combined        ments                  Combined
______________________________________________________________________________________________________________________
Interest Income
Interest on Federal funds sold                   $724          $53         $777                                   $777
Taxable interest on securities                 17,260        4,497       21,757                                 21,757
Nontaxable interest on securities               3,480          400        3,880                                  3,880
Interest and fees on loans                     48,491        5,286       53,777                                 53,777
                                               ------       ------       ------                                 ------
                                               69,955       10,236       80,191                                 80,191
Interest Expense                               37,580        5,188       42,768                                 42,768
                                               ------       ------       ------                                 ------
Net Interest Income                            32,375        5,048       37,423                                 37,423
Provision for Loan Losses                       3,026          220        3,246                                  3,246
                                               ------       ------       ------                                 ------
Net Interest Income after
  Provision for loan losses                    29,349        4,828       34,177                                 34,177

Noninterest income                              5,566          778        6,344                                  6,344
Noninterest expense                            22,626        3,316       25,942                                 25,942
                                               ------       ------       ------                                 ------
Income Before Income Tax Expense               12,289        2,290       14,579                                 14,579
Income Tax Expense                              3,427          647        4,074                                  4,074
                                               ------       ------       ------                                 ------
Net Income Before Cumulative
  Effect of Accounting Change                  $8,862       $1,643      $10,505           $0                   $10,505
                                               ======       ======       ======       ======                    ======


Weighted average common shares and
  common stock equivalents outstanding          6,690                                                            7,768

Net Income before cumulative
  effect of change in accounting
  principle per common share                    $1.32                                                            $1.35












PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME (unaudited)
Peoples First Corporation and Subsidiaries /
  Libsab Bancorp, Inc. and Subsidiary
(in thousands except per share amounts)

                                              Peoples                Historical      Adjust-                 Pro forma
For the year ended December 31, 1991            First       Libsab     Combined        ments                  Combined
______________________________________________________________________________________________________________________
Interest Income
Interest on Federal funds sold                 $2,188         $174       $2,362                                 $2,362
Taxable interest on securities                 11,285        5,135       16,420                                 16,420
Nontaxable interest on securities               2,974          371        3,345                                  3,345
Interest and fees on loans                     46,381        5,122       51,503                                 51,503
                                               ------       ------       ------                                 ------
                                               62,828       10,802       73,630                                 73,630
Interest Expense                               38,640        6,446       45,086                                 45,086
                                               ------       ------       ------                                 ------
Net Interest Income                            24,188        4,356       28,544                                 28,544
Provision for Loan Losses                       2,338            0        2,338                                  2,338
                                               ------       ------       ------                                 ------
Net Interest Income after
  Provision for loan losses                    21,850        4,356       26,206                                 26,206

Noninterest income                              3,769          672        4,441                                  4,441
Noninterest expense                            16,136        3,538       19,674                                 19,674
                                               ------       ------       ------                                 ------
Income Before Income Tax Expense                9,483        1,490       10,973                                 10,973
Income Tax Expense                              2,389          377        2,766                                  2,766
                                               ------       ------       ------                                 ------
Net Income Before Cumulative
  Effect of Accounting Change                  $7,094       $1,113       $8,207           $0                    $8,207
                                               ======       ======       ======       ======                    ======


Weighted average common shares and
  common stock equivalents outstanding            (1)                                                            6,535

Net Income before cumulative
  effect of change in accounting
  principle per common share                    $1.30                                                            $1.26

(1) Peoples First's historical net income per share has not been restated to reflect the pooling-of-interest merger with First Kentucky Bancorp, Inc. that was consummated on March 10, 1994. First Kentucky Bancorp, Inc. converted from the mutual form of organization to a stock corporation during 1991, and accordingly, the average number of shares outstanding are not meaningful to the restated consolidated operations of Peoples First.






NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS (unaudited) Peoples First Corporation and Subsidiaries /
  Libsab Bancorp, Inc. and Subsidiary



Transaction
Peoples First acquired Libsab as outlined in the Merger Agreement. The Merger Agreement provided that Peoples First obtained 100% ownership of the outstanding stock of Libsab for 1,077,853 shares of Peoples First Common Stock.

Assumptions
1. The pro forma combined condensed balance sheet of Peoples First and Libsab as of June 30, 1994 has been prepared with the following assumptions:

    a.  The Merger occurred on June 30, 1994.

    b. The pooling-of-interest method of accounting was used to account for the business combination and, accordingly, the recorded assets and liabilities of Libsab are carried forward to the combined entity at their recorded amounts.

    c. Pro forma adjustment to record Peoples First's issuance of 1,077,853 shares of Peoples First Common Stock at a stated value of $0.7812 per share.

    d. Pro forma adjustment to record the excess of Libsab's total stock-holders' equity over the total of the stated value of the Peoples First stock issued and Libsab's retained earnings.

2. The pro forma combined condensed statements of income presented herein have been prepared in accordance with the following financial assumptions:

    a.  The Merger was consummated at the beginning of the year presented.

    b. The pooling-of-interest method of accounting was used for the business combination.

    c. No pro forma adjustments to the historical combined statements of income are necessary to reflect the Merger. The reported income of Peoples First and Libsab for prior periods was combined and stated as income of the combined entity.












SIGNATURE
_______________________________________________________________________________

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on October 21, 1994.

                                        PEOPLES FIRST CORPORATION


                                        By: /s/ Allan B. Kleet
                                        Allan B. Kleet
                                        Principal Financial Officer









































INDEX TO EXHIBITS                                                          Page
_______________________________________________________________________________

(23.1)  Consent of Corman, Bryan & Watts                                     39